UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K
Current Report Pursuant to Section 13 or 15(d)
Of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 30, 2017

INTERSECTIONS INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

000-50580	54-1956515
(Commission File Number)	(IRS Employer Identification No.)

3901 Stonecroft Boulevard
Chantilly, Virginia 20151
(Address of Principal Executive Offices) (Zip Code)

(703) 488-6100
(Registrant's Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in  Rule 405 of the Securities Act of 1933 (Sec.230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (Sec.240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement

Amendment to Credit Agreement

On November 30, 2017 (the “Second Amendment Date”), Intersections Inc. (the “Company”), PEAK6 Investments, L.P., as Administrative Agent, and PEAK6 Ventures LLC as Term Lender entered into Amendment No. 2 to Credit Agreement (the “Amendment No. 2”) amending the Credit Agreement dated as of April 20, 2017 (as amended by that certain Amendment No. 1 to Credit Agreement dated as of July 31, 2017, the “Credit Agreement”).  Amendment No. 2 provides for a new term loan in the principal amount of $1.5 million (the “New Term Loan”).  The initial interest rate applicable to the New Term Loan is 9.99% per annum, to be adjusted annually on March 31 to 8.25% plus 1 year LIBOR.  Effective as of the Second Amendment Date, the interest rate applicable to the existing $20 million term loan also increased to 9.99% per annum, to be adjusted annually on March 31st to 8.25% plus 1 year LIBOR.  The maturity date of the Credit Agreement remains April 20, 2021, and quarterly principal payments of $1.2 million will still commence on September 30, 2019.

Amendment No. 2 amends the financial covenants in the Credit Agreement.  The amended covenants require us to maintain at all times a minimum amount of cash on hand, as defined in the Credit Agreement, of  (i) the lesser of 20% of the total amount outstanding under the term loan and $3 million for the fiscal quarter ending December 31, 2017 through and including the fiscal quarter ending June 30, 2018, (ii) the lesser of 20% of the total amount outstanding under the term loan and $2.5 million for the fiscal quarter ending September 30, 2018 through and including the fiscal quarter ending September 30, 2019, and (iii) 20% of the total amount outstanding under the term loan for the fiscal quarter ending December 31, 2019 and each fiscal quarter thereafter. We are also required to comply  on a quarterly basis commencing with the quarter ending December 31, 2017 with minimum consolidated EBITDA (as defined in the Credit Agreement and adjusted for certain non-cash, non-recurring and other items, and up to $4.25 million of non-recurring charges incurred in the wind-down events) of (i) $1.5 million as of the end of the fiscal quarter ending on December 31, 2017, (ii) $1 million as of the end of each fiscal quarter ending on or after March 31, 2018 but on or prior to December 31, 2018, (iii) $1.5 million as of the end of the fiscal quarter ending March 31, 2019, and (iv) $2 million for each fiscal quarter ending on or after June 30, 2019; provided consolidated EBITDA from the immediately preceding quarter in excess of the applicable required minimum amount (the “Relevant Minimum Amount”) may be added to a current quarter to make up any shortfall and provided further that when we have not met the minimum consolidated EBITDA test for any quarter (even after including excess consolidated EBITDA for the prior quarter) the test for compliance is deferred until the end of the next quarter and we shall be deemed to be in compliance if, taking into account consolidated EBITDA in excess of the Minimum Relevant Amount from the prior quarter, consolidated EBITDA from the test quarter, and consolidated EBITDA in excess of the Minimum Relevant Amount from the subsequent quarter, we pass the minimum compliance test.  Excess consolidated EBITDA in any quarter can be counted only once for determining compliance with this covenant.

The foregoing description of Amendment No. 2 and the Credit Agreement is not complete and is subject to and qualified in its entirety by reference to the full text of Amendment No. 2, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference, and the Credit Agreement.

Replacement Warrant

In connection with Amendment No. 2, the Company issued a warrant (the “Replacement Warrant”) to PEAK6 Investments for an additional purchase price of $700,000 in cash, and PEAK6 Investments surrendered to the Company the Warrant previously issued and sold by the Company to PEAK6 dated April 20, 2017.  The Replacement Warrant provides PEAK6 with the right to purchase an aggregate of 1,500,000 shares of the Company’s common stock at an exercise price of $2.50 per share.  The Replacement Warrant is immediately exercisable, has a five-year term and shall be exercised solely by a “net share settlement” feature that requires the holder to exercise the Replacement Warrant without a cash payment upon the terms set forth therein. The Replacement Warrant includes a feature to provide for increases in the number of shares issuable upon exercise in the event of a future change of control transaction (as defined therein), with the number of increased shares based upon the time elapsed from issuance of the Replacement Warrant and the difference between the exercise price of the Replacement Warrant and the price paid in the change of control transaction, all as more fully set forth in the Replacement Warrant. The Replacement Warrant also provides for adjustments in the underlying number of shares and exercise price in the event of recapitalizations, stock splits or dividends and other corporate events.

The foregoing description of the Replacement Warrant is not complete and is subject to and qualified in its entirety by reference to the full text of the Replacement Warrant, which is filed as Exhibit 10.2 to this Current Report on Form 8-K and incorporated herein by reference.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information set forth in Item 1.01 under the heading “Amendment to Credit Agreement” is incorporated by reference into this Item 2.03.

Item 9.01.	Financial Statements and Exhibits

(d)            Exhibits

Exhibit No.	Description
10.1
Amendment No. 2, dated as of November 30, 2017, to Credit Agreement dated as of April 20, 2017 (as amended by Amendment No. 1) among Intersections Inc., the Other Credit Parties party thereto, and PEAK6 Investments, L.P.

10.2	Amended and Restated Warrant dated November 30, 2017 between Intersections Inc. and PEAK6 Investments, L.P.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 5, 2017	INTERSECTIONS INC.

	By:	/s/ Ronald L. Barden
Name: Ronald L. Barden
Title: Chief Financial Officer